EXHIBIT 7.2

Date: July 15, 2016

POWER OF ATTORNEY

HONG KONG PRAISE TOURISM INVESTMENT LIMITED

Know all men by these presents that Hong Kong Praise Tourism Investment Limited does hereby make, constitute and appoint Craig A. Roeder, Alexander P. Silverberg, William J. Rowe, Kathryn Strong and Robert Dolehide of Baker & McKenzie LLP, or any of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as an officer of any corporate or other entity, or in the undersigned’s capacity in a position similar to the foregoing at any entity, in each case, for which the undersigned is otherwise authorized to sign), to execute and deliver such forms, schedules, statements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to (i) Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including Form ID.

HONG KONG PRAISE TOURISM INVESTMENT LIMITED

By:	/s/ Kai Li
Name:	Kai Li
Title:	Director